Exhibit 99.1

Immunovant Announces Pricing of $75.0 Million Underwritten Offering of Common Stock

New York, October 4, 2022 (GLOBE NEWSWIRE) – Immunovant, Inc. (Nasdaq: IMVT), a clinical-stage biopharmaceutical company committed to enabling normal lives for people with autoimmune diseases, today announced the pricing of an underwritten offering of 12,500,000 shares of its common stock at an offering price of $6.00 per share. Investors who have agreed to purchase shares in the offering include Logos Capital, Deep Track Capital, Frazier Life Sciences, TCGX, BVF Partners L.P., Commodore Capital, and an undisclosed healthcare specialist fund. Before deducting the underwriting discounts and commissions and offering expenses, the company expects to receive total gross proceeds of $75.0 million. The company intends to use the net proceeds from this offering, together with its existing cash, to accelerate the development of IMVT-1402, including the funding of a proposed pivotal trial. The company expects its existing cash and proceeds from the offering to fund the company into the second half of calendar year 2025. All of the shares are to be sold by the company. The offering is expected to close on or about October 6, 2022, subject to satisfaction of customary closing conditions.

SVB Securities and Truist Securities are acting as joint bookrunning managers for the offering. LifeSci Capital LLC and H.C. Wainwright & Co. are acting as co-managers for the offering.

The shares are being offered by the company pursuant to a Registration Statement on Form S-3 previously filed and declared effective by the SEC. A prospectus supplement and the accompanying prospectus relating to the offering will also be filed with the SEC. These documents can be accessed for free through the SEC’s website at www.sec.gov.

When available, a copy of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from: SVB Securities LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbsecurities.com; or Truist Securities, Inc., Attention: Prospectus Department, 3333 Peachtree Road NE, 9th floor, Atlanta, Georgia 30326, by telephone at (800) 685-4786, or by email at TruistSecurities.prospectus@Truist.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, the ability and timing for the closing of the offering. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including but not limited to: general economic and market conditions; satisfaction of customary closing conditions related to the offering; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” set forth in Immunovant’s most recent Annual Report on Form 10-K filed with the SEC on June 8, 2022, Immunovant’s Quarterly Report on Form 10-Q filed with the SEC on August 5, 2022, and future reports to be filed with the SEC. These documents contain and identify important factors that could cause the actual results for Immunovant’s to differ materially from those contained in Immunovant’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Immunovant’s specifically disclaims any obligation to update any forward-looking statement, except as required by law. These forward-looking statements should not be relied upon as representing Immunovant’s views as of any date subsequent to the date of this press release.

Contact:

Chau Cheng, PhD MBA

Vice President, Investor Relations

Immunovant, Inc.

info@immunovant.com